UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

FG NEXUS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGNX	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGNXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 2, 2025, FG Nexus Inc. (the “Company”) consummated the initial closing (the “First Closing”) of the transaction contemplated by a transaction agreement (the “Transaction Agreement”), initially dated June 27, 2025 and ultimately executed and delivered on October 22, 2025, by and among FG Reinsurance Holdings, LLC, a wholly owned subsidiary of the Company, (“FGRH”), Thomas Heise, FG RE Corporate Member Limited, a company incorporated and registered in England and Wales, FG Reinsurance Ltd., a Cayman Islands limited liability company, (“FG Re”), and a reinsurance investor (the “Reinsurance Investor”), which provided for the sale by FGRH of 100% of the equity of FG Re and FG Solutions Ltd. a Bermuda service company (“FG Solutions”) (FG Solutions collectively with FG Re the “FG Reinsurance Division”) to Thomas Heise. On September 16, 2025, Thomas Heise assigned all of his rights and obligations under the Transaction Agreement to Devondale Holdings, LLC (“Devondale”).

The Company and Devondale agreed that in addition to the terms and conditions set forth in the Transaction Agreement, that Devondale will pay FGRH $1 million in cash as additional consideration for the sale of the FG Reinsurance Division. The Company and Devondale memorialized their agreement in a letter agreement, dated October 25, 2025 (the “October 2025 Agreement”).

At the First Closing, in accordance with the terms of the Transaction Agreement, the Company completed the sale of the equity of FG Re and FG Solutions to Devondale in exchange for (1) the release of $3.3 million of collateral that FGRH had posted in connection with certain reinsurance contracts of the FG Reinsurance Division; and (2) 40% of the Class A voting units of Devondale (collectively the “Consideration”). Pursuant to the Transaction Agreement, FGRH agreed to leave $1.25 million in cash in FG Re in exchange for a promissory note in the amount of $1.25 million that accrues interest at a rate of 6% per annum with all principal and accrued interest due and payable on June 30, 2027.

Pursuant to the October 2025 Agreement, Devondale remained obligated to tender a cash payment of $1.0 million to FGRH to complete the sale of the FG Reinsurance Division.

On March 23, 2026, Devondale tendered a cash payment of $1.0 million to FGRH to complete the sale of the FG Reinsurance Division. Devondale received a loan of $1.0 million from Saltire Capital Ltd, a company traded on the Toronto Stock Exchange, through one of its subsidiaries (“Saltire”) to fund Devondale’s $1.0 million cash payment obligation to FGRH. In exchange, Devondale provided Saltire (1) a promissory note in the amount of $1.0 million that accrues interest with principal and interest, based on a 5-year amortization schedule commencing on September 30, 2027, with a ballon payment of all remaining principal and accrued interest due on June 30, 2030, and (2) 40% of the Class A voting units of Devondale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEXUS INC

Date: March 23, 2026	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer